Exhibit 10.1

HUDSON GLOBAL, INC.

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (“Agreement”) made as of the [DAY] day of [MONTH], [YEAR] (the “Grant Date”), by and between HUDSON GLOBAL, INC., a Delaware corporation (the “Company”) and [FIRST NAME LAST NAME] (the “Optionee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan (the “Plan”), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.001 par value, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee an option to purchase up to [OPTIONS] shares of Common Stock at a purchase price per share of $[PRICE]. This option is intended to be treated as an option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting. As of the date of this Agreement, 50% of the option will be vested and exercisable. Except as specifically provided otherwise herein, the remainder of the option will vest and become exercisable, if at all, in accordance with the following schedule based upon the number of full years of the Optionee’s continuous service with the Company or an Affiliate (as defined in the Plan) of the Company following the Grant Date.

Full Years of Continuous Service	Incremental Percentage of Option Exercisable	Cumulative Percentage of Option Exercisable
1	50%	100%

Notwithstanding the foregoing, if the Board of Directors does not designate the Optionee as a director nominee for election as a director at the first Annual Meeting of Stockholders of the Company following the Grant Date, then the remainder of the option that has not yet vested will immediately vest.

If any fractional shares would result from the strict application of the incremental percentages set forth above, then the actual number of shares vesting on any specific date will cover only the full number of shares determined by rounding the number of shares to be issued from the strict application of the incremental percentages set forth above to the nearest whole number. Unless sooner terminated, the option will expire on the fifth anniversary of the Grant Date.

3. Exercise. Any portion of the option which has vested and is exercisable may be exercised in whole or in part by delivering to the Chief People Officer of the Company (or such other executive officer of the Company performing a similar function) at its corporate headquarters in New York, New York (a) a written notice specifying (1) the number of shares to be purchased, (2) the Grant Date and the specific number of shares referred to in Section 1 of this Agreement, (3) the Optionee’s home address and, if the Optionee has one, the Optionee’s social security or U.S. taxpayer identification number and (4) delivery instructions with respect to the shares of Common Stock issuable upon exercise, and (b) cash payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any federal, foreign or other tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company in its sole discretion have been made). The Company may from time to time change (or provide alternatives to) the method of exercise of the option granted hereunder by notice to the Optionee, it being understood that from and after such notice the Optionee will be bound by the method (or alternatives) specified in any such notice. The Company (in its sole and absolute discretion) may permit all or part of the exercise price to be paid with shares of Common Stock owned by the Optionee, or in installments (together with interest) evidenced by the Optionee’s secured promissory note.

4. Issuance of Shares. No shares of Common Stock shall be delivered hereunder until full payment for such shares and all related withholding taxes has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

5. No Assignment of Option. This option is not assignable or transferable except upon the Optionee’s death to a beneficiary designated by the Optionee in a written beneficiary designation filed with the Company or, if no duly designated beneficiary shall survive the Optionee, pursuant to the Optionee’s will and/or by the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, this option may be transferred to (a) the spouse, children or grandchildren (the “Immediate Family Members”) of the Optionee, (b) a trust established for the principal benefit of the Optionee’s Immediate Family Members, or (c) a partnership in which the Optionee’s Immediate Family Members are the only partners. The Optionee may not receive consideration for such transfer. The Optionee must notify the Company of any transfers and any subsequent transfers must be approved by the Company. Following transfer, this option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, except that the transferee shall have the right to exercise the option upon the terms and conditions described herein.

6. Termination of Service. If the Optionee’s service as a director of the Company ceases for any reason other than death, then, unless sooner terminated, that portion of the option which is exercisable on the date the Optionee ceases service will remain exercisable for a period of two years after such date but in no event after the expiration of the option in accordance with Section 2, and the remaining portion of the option will automatically expire on such date. If the Optionee’s service ceases by reason of the Optionee’s death, then, unless sooner terminated, the option will become fully vested (to the extent it was not vested on the date of death) and will remain exercisable by the Optionee’s beneficiary for a period of two years after the date of the Optionee’s death but in no event after the expiration of the option in accordance with Section 2. Any vested option which is not exercised within the two-year period following termination of service will automatically expire.

7. Securities Law Restrictions. Notwithstanding anything herein to the contrary, the option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance may result in a violation of federal or state securities laws or the securities laws of any other relevant jurisdiction.

8. Capital and Corporate Changes.

(a) Adjustments Upon Changes in Capitalization. The number and type of shares covered by this option and, if applicable, the exercise price per share shall be adjusted if and to the extent provided in Section 17 of the Plan.

(b) Change in Control. Effective upon a Change in Control (as defined in the Plan), if the Optionee serves as a director of the Company immediately prior to the date of such Change in Control, the option will fully vest and will immediately become exercisable. If, in connection with a Change in Control, the stockholders of the Company will receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board of Directors of the Company so directs, then this option will be converted into an option to purchase shares of Exchange Stock; provided that such conversion shall not effect the exercisability of the option pursuant to the foregoing sentence. The number of shares and exercise price under the converted option will be determined by adjusting the number of shares and exercise price under this option on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in connection with the Change in Control.

(c) Fractional Shares. In the event of any adjustment in the number of shares covered by this option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and the option, as adjusted, will cover only the number of full shares resulting from the adjustment.

(d) Determination of the Committee to be Final. All adjustments under this Section shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9. Plan Provisions. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the meaning given to them in the Plan.

10. Administration. The Committee will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company and the Board in connection with this Agreement, and the decision of the Committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.

11. Binding Effect; Headings. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The subject headings of Sections of this Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions. All references in this Agreement to “$” or “dollars” are to United States dollars.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter and may not be modified except by written instrument executed by the parties. The Optionee has not relied on any representation not set forth in this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

HUDSON GLOBAL, INC.

By:
Name:
Title:

Optionee – Signature

Optionee – Print Name